Exhibit 5.2

Troutman Sanders LLP
600 Peachtree Street NE, Suite 3000
Atlanta, GA 30308-2216
troutman.com

March 29, 2019

Belden Inc.

1 North Brentwood Boulevard

St. Louis, Missouri 63105

Re:    Belden Inc. Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We are acting as special counsel for Belden Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3ASR (the “Registration Statement”) filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering with the Commission the following securities that may be issued by the Company (the “Securities”) from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act:

1.	Senior debt securities, in one more series, of the Company (the “Senior Debt Securities”);

2.	Subordinated debt securities, in one or more series, of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

3.	Common Stock, par value $0.01 per share, of the Company;

4.	Preferred Stock, par value $0.01 per share, of the Company;

5.	Depositary shares of the Company representing fractional shares or multiple shares of Preferred Stock;

6.	Purchase contracts obligating the holders to purchase from the Company a specified amount of other Securities;

7.	Units of the Company comprised of two or more of the Securities, in any combination, which may or may not be separable from one another; and

8.	Warrants of the Company to purchase other Securities.

Belden Inc. March 29, 2019 Page 2

The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

The Senior Debt Securities are to be issued pursuant to a Senior Debt Indenture between the Company and a trustee to be named in such Indenture, a form of which is incorporated by reference as Exhibit 4.1 to the Registration Statement (the “Senior Indenture”). The Subordinated Debt Securities are to be issued pursuant to a Subordinated Debt Indenture between the Company and a trustee to be named in such Indenture, a form of which is incorporated by reference as Exhibit 4.2 to the Registration Statement (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”).

For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of (i) the certificate of incorporation and bylaws of the Company, each as amended and/or restated to date (the “Charter Documents”); (ii) the Registration Statement and all exhibits thereto, and (iii) certain statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed is true and correct, (ii) all signatures on all documents examined are genuine and provided by natural persons with legal capacity and authority to execute such documents, (iii) all documents submitted as originals are authentic and all documents submitted as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will not have been terminated or rescinded, (v) a Prospectus Supplement will have been prepared and filed with the Commission describing any Debt Securities that are offered, (vi) all Debt Securities will be issued and/or sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement or term sheet, (vii) the Debt Securities, and the instruments pursuant to which they are duly authorized and established, will have been specifically authorized for issuance by the board of directors of the Company or an authorized committee thereof (the “Company Authorizing Resolutions”), (viii) the terms of the Debt Securities and of their respective issuance and sale will have been duly authorized and established in conformity with the applicable Indenture, (ix) the Company will have received the consideration provided for in the Company Authorizing Resolutions and any applicable purchase, underwriting or similar agreement and as contemplated by any applicable Prospectus Supplement, (x) the applicable Indenture will be duly authorized, executed and delivered by the parties thereto, (xi) each person signing the applicable Indenture will have the legal capacity and authority to do so, (xii) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered thereby will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (xiii) any Securities issuable upon conversion, exchange, redemption or exercise of any Debt Securities being offered will have been duly and validly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

Belden Inc. March 29, 2019 Page 3

We have also assumed that (i) the Company will continue to be validly existing and in good standing under the laws of Delaware, and will have all requisite power and authority to enable it to execute, deliver and perform its obligations under the Debt Securities and the related documents, (ii) the Debt Securities will be established so as not to, and such execution, delivery and performance thereof (including the documents establishing them) will not, violate, conflict with or constitute a default under any applicable laws, rules or regulations to which the Company is subject, (iii) such execution, delivery and performance do not and will not constitute a breach, conflict, default or violation of (a) the Company’s Charter Documents, or any agreement or other instrument to which the Company or its properties are subject, (b) any judicial or regulatory order or decree of any governmental authority or (c) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, (iv) the Debt Securities will not bear interest at a rate that is usurious under the laws of the jurisdiction governing the creation thereof and will not provide for the compounding of interest if prohibited by applicable law, and (v) the choice of New York law in the applicable Indenture is legal, valid, binding and enforceable under the laws of all applicable jurisdictions.

We are, in this opinion, opining only on the laws of the state of New York and the federal law of the United States. We are not opining on “blue sky” or other state securities laws. We have relied on the opinion of Brian E. Anderson, General Counsel of the Company, in giving this opinion. Brian E. Anderson may rely upon this opinion in rendering his opinion as to the validity and binding effect of the Debt Securities.

The opinions herein below are subject to, and qualified and limited by the effects of: (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and principles limiting the availability of the remedy of specific performance, (iii) concepts of good faith, fair dealing and reasonableness, and (iv) the possible unenforceability under certain circumstances of provisions providing for indemnification or contribution that is contrary to public policy. We also express no opinion concerning the enforceability of the waiver of rights or defenses contained in the documents establishing the Debt Securities.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Please note that we are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and, following the effective date of the Registration Statement, we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Belden Inc. March 29, 2019 Page 4

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Troutman Sanders LLP